    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 10, 2001



                                                      REGISTRATION NO. 333-61862

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                                 SCANSOFT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        DELAWARE                                                94-3156479
            (STATE OR OTHER JURISDICTION OF                                   (IRS EMPLOYER
             INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NUMBER)

                                 SCANSOFT, INC.
                               9 CENTENNIAL DRIVE
                               PEABODY, MA 01960
                                 (978) 977-2000

         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                               RICHARD S. PALMER
                                 SCANSOFT, INC.
                               9 CENTENNIAL DRIVE
                               PEABODY, MA 01960
                                 (978) 977-2000
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

           With copies of all orders, notices and communications to:

                    KATHARINE MARTIN                                         KEITH L. JOHNSON
            WILSON SONSINI GOODRICH & ROSATI                               CHIEF LEGAL COUNSEL
                PROFESSIONAL CORPORATION                           STATE OF WISCONSIN INVESTMENT BOARD
                   650 PAGE MILL ROAD                                     121 EAST WILSON STREET
                  PALO ALTO, CA 94304                                       MADISON, WI 53702
                     (650) 493-9300                                           (608) 266-2381

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC -- From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS NAMED HEREIN MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND THE SELLING STOCKHOLDERS ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 Subject to Completion, Dated: August 10, 1999


PROSPECTUS

                                 SCANSOFT, INC.

                        4,761,905 SHARES OF COMMON STOCK

     This prospectus is part of a registration statement that we filed with the SEC relating to the public offering of 4,761,905 shares (the "Shares") of our common stock that are held by one of our current stockholders. The sale of the Shares is not being underwritten. The selling stockholders listed on page 8 of this prospectus may sell or distribute the shares through underwriters, dealers, brokers or other agents, or directly to one or more purchasers. The price may be the market price prevailing at the time of sale or a privately negotiated price.

     We will not receive any of the proceeds from the sale of the shares. However, we will pay substantially all expenses incident to their registration.

                            ------------------------


     Our common stock is quoted on the Nasdaq National Market under the symbol "SSFT." On August 9, 2001, the last reported sale price of our common stock was $1.39 per share.


                            ------------------------

     INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SCANSOFT COMMON STOCK TO BE ISSUED IN CONNECTION WITH THIS PROSPECTUS OR DETERMINED WHETHER THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this prospectus is August   , 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Where You Can Find More Information.........................    1
Special Note Regarding Forward-Looking Statements...........    3
ScanSoft, Inc...............................................    3
Risk Factors................................................    4
Use of Proceeds.............................................    8
Selling Stockholder.........................................    8
Plan of Distribution........................................    8
Legal Matters...............................................   10
Experts.....................................................   10

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The Selling Stockholders are offering to sell, and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. In this prospectus, "ScanSoft," "we," "us," and "our" refer to ScanSoft, Inc., its predecessors and its consolidated subsidiaries.

                      WHERE YOU CAN FIND MORE INFORMATION

     ScanSoft files annual, quarterly and current reports, proxy and information statements and other information with the Securities and Exchange Commission. You can inspect and copy these reports, proxy and information statements and other information concerning ScanSoft at the Commission's public reference facilities at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Information on the operation of the Public Reference Room is available by calling the Commission at 1-800-SEC-0330. The SEC also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information about ScanSoft.

     This prospectus is part of the Registration Statement on Form S-3 that ScanSoft filed with the commission to register shares of its common stock. This prospectus does not contain all of the information contained in the Registration Statement. Parts of documents are incorporated by reference into this prospectus. You should read these documents in their entirety rather than relying just on the parts incorporated by reference. Some of these documents are exhibits to the Registration Statement. The Registration Statement together with its exhibits can be inspected and copied at the public reference facilities and regional offices of the Commission referred to above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by ScanSoft with the Commission pursuant to the Exchange Act, are incorporated by reference and made a part of this prospectus to the extent statements in this prospectus do not modify or supersede them:


     1. ScanSoft's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on April 2, 2001, which was amended by filing an amendment on Form 10-K/A, filed with the Commission on August 8, 2001;



     2. ScanSoft's Quarterly Report on Form 10-Q for the fiscal quarter ended on June 30, 2001, filed with the Commission on August 3, 2001;



     3. ScanSoft's Quarterly Report on Form 10-Q for the fiscal quarter ended on March 31, 2001, filed with the Commission on May 11, 2001;



     4. ScanSoft's Definitive Proxy Statement on Schedule 14A, filed with the Commission on May 16, 2001;



     5.  ScanSoft's Current Report on Form 8-K/A dated May 30, 2001; and



     6. The description of ScanSoft's Common Stock contained in the registration statement on Form 8-A filed on October 20, 1995 with the Commission under Section 12 of the Securities Exchange Act of 1934, as amended, including any amendments or report filed for the purpose of updating such description.


     You may request a copy of any and all of the documents or information referred to above that has been or may be incorporated by reference in this prospectus (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference). Requests should be directed in writing or by phone to:

               ScanSoft, Inc.
               Investor Relations
               9 Centennial Drive
               Peabody, MA 01960

               Telephone Number: (978) 977-2477

     ScanSoft will provide these documents and information to you without charge.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements deal with our current plans, intentions, beliefs and expectations and statements of future economic performance. Statements containing terms such as "believes," "does not believe," "plans," "expects," "intends," "estimates," "anticipates" and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements.

     Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from what is currently anticipated. We make cautionary statements in certain sections of this prospectus, including under "Risk Factors." You should read these cautionary statements as being applicable to all related forward-looking statements wherever they appear in this prospectus, in the materials referred to in this prospectus, in the materials incorporated by reference into this prospectus, or in our press releases.

     No forward-looking statement is a guarantee of future performance, and you should not place undue reliance on any forward-looking statement. The risks set out below are not the only risks we face.

     If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline.

                                 SCANSOFT, INC.

     ScanSoft, Inc. was incorporated as Visioneer, Inc. in March 1992 and through December 1998, developed and sold scanner hardware and software products.

     In 1993, Xerox Imaging Systems, Inc. ("XIS") a wholly owned subsidiary of Xerox Corporation, established a software business unit called "ScanSoft". On September 16, 1996, XIS formed a wholly owned subsidiary, ScanSoft, Inc., in order to focus on the software business.

     On January 6, 1999, Visioneer sold the hardware business and the Visioneer brand name to Primax Electronics, Ltd., and on March 2, 1999, Visioneer acquired ScanSoft, in a cash election merger, from Xerox Corporation. The corporate entity "Visioneer" survived the merger, but changed its name to "ScanSoft, Inc." In addition, Visioneer changed the ticker symbol for its common stock that trades on the Nasdaq, to "SSFT."

     On March 13, 2000, ScanSoft acquired Caere Corporation ("Caere"). Caere designed, developed, manufactured and marketed a range of OCR software tools.

     ScanSoft, Inc. is a leading provider of digital imaging software products for retail, OEM and corporate markets. ScanSoft's products capture and convert paper documents and photos into digital documents and images, and enhance a user's ability to organize and share digital documents and images in the office, at home and on the Internet. Generally, ScanSoft's products are based on proprietary or patented optical character recognition ("OCR") and/or image processing technologies designed to address the needs of a broad group of users ranging from consumers and small office to medium-sized businesses and large corporations.

     ScanSoft maintains executive offices and principal facilities at 9 Centennial Drive, Peabody, MA 01960. Our telephone number is (978) 977-2000. We maintain a World Wide Web site at www.scansoft.com.

                         NEW ACCOUNTING PRONOUNCEMENTS

     During 2000, the Company adopted Staff Accounting Bulletin (SAB) No.101, "Revenue Recognition in Financial Statements." SAB No. 101 did not have a material impact on the Company's financial position and results of operations.

                                  RISK FACTORS

     Keep these risk factors in mind when you read "forward-looking" statements elsewhere in this Prospectus and in the documents incorporated herein by reference. These are statements that relate to our expectations for future events and time periods. Generally, the words, "anticipate," "expect," "intend' and similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, and future events and circumstances could differ significantly from those anticipated in the forward-looking statements.

     THE PRICE OF OUR SECURITIES MAY BE AFFECTED BY A WIDE RANGE OF FACTORS. Some of the factors that may cause volatility in the price of our securities include:

     - quarterly variations in our financial results;

     - business and product market cycles;

     - the timing of new product introductions; and

     - our ability to develop, implement and successfully market new products and technologies.

     The price of our securities may also be affected by the estimates and projections of the investment community, general economic and market conditions, and the cost of operations in one or more of our product markets. While we cannot predict the individual effect that these factors may have on the price or our securities, these factors, either individually or in the aggregate, could result in significant variations in price during any given period of time.

     THE DIGITAL IMAGING SOFTWARE MARKET IS HIGHLY COMPETITIVE. We compete in the digital imaging market. The market for these products and services is highly competitive. This competition could adversely affect our operating results by reducing the volume of products we sell or the prices we can charge for our products. Some of our competitors or potential competitors have significantly greater financial, technical and marketing resources than we do. These competitors may be able to respond more rapidly than we can to new or emerging technologies or changes in customer requirements. They may also devote greater resources to the development, promotion and sale of their products than we do. There is no assurance that the price and performance of our products will be superior relative to the products of our competitors. As a result, we may experience a loss of competitive position that could result in lower prices, fewer customer orders, reduced revenues, reduced gross margins, and loss of market share.

     Our future competitive performance depends on a number of factors, including our ability to:

     - properly identify target markets;

     - accurately identify emerging technological trends and demand for product features and performance characteristics;

     - develop and maintain competitive products;

     - enhance our products by adding innovative features that differentiate our products from those of our competitors;

     - bring products to market on a timely basis at competitive prices;

     - respond effectively to new technological changes or new product announcements by others;

     - adapt products and processes to technological changes; and

     - adopt and/or set emerging industry standards.

     We may not meet our design, development, and introduction schedules for new products or enhancements to our existing and future products. In addition, our products may not achieve market acceptance or sell at favorable prices which could hurt our revenues, results of operations and the price of our common stock.

     WE DEPEND ON SALES THROUGH DISTRIBUTION CHANNELS FOR A MAJORITY OF OUR REVENUE. A substantial majority of our revenue is derived from the sale of our software products through a variety of distribution channels, including traditional software distributors, VARs, OEMs, hardware and software superstores, retail dealers, and direct sales. Domestically, our products are sold primarily through distributors, VARs, and OEMs. In particular, one distributor, Ingram Micro, Inc., accounted for 27% of revenues in fiscal year 2000. Our resellers generally offer products of several different companies, including in some cases, products that are competitive with our products. There can be no assurance that our software resellers will continue to purchase our products or provide them with adequate levels of support. In addition, we believe that certain distributors are reducing their inventory in the channel and returning unsold products to better manage their inventories. Distributors are increasingly seeking to return unsold product, particularly when a new version or upgrade of a product has superseded such products. If our distributors were to seek to return increasing amounts of products, such returns could have a material adverse effect on our revenues and results of operations. The loss of, or a significant reduction in sales volume to, a significant reseller could have a material adverse effect on our results of operations.

     OUR TRADITIONAL DISTRIBUTORS ARE SUBJECT TO ECONOMIC AND COMPETITIVE RISK. Our traditional distributors in the retail channel are experiencing extreme competition both among themselves and from the shift to electronic commerce. A failure by any one of our distributors could result in:

     - material bad debts;

     - loss of associated sales values;

     - disruption of revenue from the retail channel; and

     - significant costs incurred in connection with establishing new product distribution channels.

     OUR PRODUCT DEVELOPMENT ACTIVITIES OCCUR IN A HIGHLY COMPETITIVE ENVIRONMENT. The business segments in which we conduct business are characterized by rapid technological change, short product cycles, and evolving industry standards. We believe our future success depends, in part, on our ability to improve on existing products and technologies and to develop and implement new ones. We must also be able to adopt and implement emerging industry standards and to adapt our products to technological changes. If we are not able to implement new technologies successfully our operating results and financial condition will be adversely impacted.

     In addition, we must continue to develop and introduce new products that compete effectively on the basis of price and performance and that satisfy customer requirements. Development of new products often requires long-term forecasting of market trends, development and implementation of new or changing technologies and a substantial capital commitment. We cannot assure you that standards and products that we select for investment of our financial and engineering resources will be developed or acquired in a timely manner or will enjoy market acceptance. We also have limited resources and must make strategic decisions as to how to best allocate our resources to position ourselves for changes in our markets. We may from time to time allocate resources to projects or markets that do not develop as rapidly or fully as we expect.

     Delays in new product releases could adversely affect our revenue. Further, as existing products reach the end of their life cycle, demand for those products tends to fall in anticipation of new replacement products. Consequently, our customers may defer purchasing existing products, and we may be forced to lower the prices of older products in anticipation of new releases. This may result in distributors claiming price protection credits or returning older products to us, and as a result, our revenues, operating results and stock price may decline.

     OUR QUARTERLY OPERATING RESULTS ARE SUBJECT TO FLUCTUATIONS AND SEASONALITY, AND IF WE FAIL TO MEET THE EXPECTATIONS OF SECURITIES ANALYSTS OR INVESTORS, OUR SHARE PRICE MAY DECREASE SIGNIFICANTLY. ScanSoft revenue and operating results have fluctuated in the past. Our future quarterly operating results may fluctuate significantly and may not meet the expectations of securities analysts or investors. If this occurs, the price of our stock would likely decline. Factors that may cause fluctuations in our operating results include the following:

     - volume, timing and fulfillment of customer orders;

     - reduction in the prices of our products in response to competition or market conditions;

     - increased expenditures incurred in connection with the pursuit of new product or market opportunities;

     - inability to adjust our operating expenses to compensate for shortfalls in revenue against forecast;

     - returns and allowance charges in excess of recorded amounts;

     - demand for products;

     - seasonality;

     - general economic trends as they affect retail sales;

     - customers delaying their purchase decisions in anticipation of new versions of products including new operating systems;

     - introduction of new products by us or our competitors; and

     - timing of significant marketing and sales promotions.

     Due to the foregoing factors, among others, our revenue and operating results are difficult to forecast. We intend to base our expense levels in significant part on our expectations of future revenue. Our failure to meet revenue expectations would have a material adverse effect on our business, operating results and financial condition. Further, an unanticipated decline in revenue for a particular quarter may disproportionately affect our net income because a relatively small amount of our expenses are intended to vary with our revenue in the short term. ScanSoft had net losses for 1998, 1999 and 2000, and may never become profitable or sustain profitability.

     OUR REVENUE HAS BEEN DEPENDENT ON DEMAND FOR A FEW PRODUCTS. We have historically had a substantial portion of our revenue generated from a few products. For the year ended December 31, 2000, ScanSoft's OmniPage product family represented approximately 41% of revenue, the TextBridge product family represented approximately 20% of revenue, PaperPort represented approximately 8% of revenue and Pagis represented approximately 7% of revenue. The reduction in revenue contribution from any of these products could have a material adverse impact upon our business, results of operations, financial condition and consequently our stock price.

     WE HAVE GROWN, AND MAY CONTINUE TO GROW THROUGH ACQUISITIONS, WHICH GIVES RISE TO A NUMBER OF RISKS. We have acquired several companies within the last two fiscal years and may complete material acquisitions in the future. Acquisitions involve significant risks including difficulties in the assimilation of the operations, services, technologies and corporate culture of the acquired companies. Furthermore, integrating acquired businesses into our existing business may distract our management focus from other opportunities and challenges. Our past acquisitions have given rise to, and future acquisitions may result in, substantial levels of goodwill and other intangible assets that will be amortized in future years and our future operating results will be adversely affected if we do not achieve benefits from these acquisitions commensurate with these charges. In addition, our recent acquisitions have included substantial write-offs of acquired in-process research and development costs and this also may occur as a result of future acquisitions. Moreover, we may issue equity for future acquisitions that could be dilutive to our existing stockholders.

     WE DEPEND ON CONTINUED DEMAND FOR OUR PRODUCTS FROM ORIGINAL EQUIPMENT MANUFACTURERS AND ON THE CONTINUED GROWTH OF SCANNER SALES. ScanSoft has OEM relationships with a number of companies that provide scanners and other digital imaging hardware. OEM revenue has historically represented approximately 15-28% of our revenue. Our agreements with OEMs do not obligate them to bundle our software and they may choose to bundle software products of our competitors. Also, because many of our products are sold bundled with third party products, a significant reduction in scanner sales or other digital imaging hardware sales may adversely impact our revenues. A decline in OEM revenue would hurt our results of operations and would likely have a negative impact our stock price.

     OUR FUTURE RESULTS COULD BE HARMED BY ECONOMIC, POLITICAL, REGULATORY AND OTHER RISKS ASSOCIATED WITH INTERNATIONAL SALES AND OPERATIONS. Since we sell our products worldwide, our business is subject to risks associated with doing business internationally. We anticipate that revenue from international operations will represent an increasing portion of our total revenue. In addition, some of our products are manufactured outside the United States. Accordingly, our future results could be harmed by a variety of factors, including:

     - changes in a specific country's or region's political or economic conditions;

     - trade protection measures and import or export licensing requirements;

     - potentially negative consequences from changes in tax laws;

     - difficulty in managing widespread sales and manufacturing operations; and

     - less effective protection of intellectual property.

     WE ARE EXPOSED TO FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES. Because we have international subsidiaries and distributors that operate and sell our products outside the U.S., we are exposed to the risk of changes in foreign currency exchange rates or declining economic conditions in these countries. We do not routinely engage in hedging transactions to manage our exposure to currency fluctuations. Our exposure to currency rate fluctuations could affect our operations and/or cash flows. In addition, a new European currency, the Euro, was implemented in January 1999 to replace the separate currencies of eleven western European countries. Although a three-year transition period is expected during which transactions may also be made in the old currencies, this is requiring dual currency processes for our operations. There can be no assurances that all problems associated with the Euro will be foreseen and controlled without any adverse impact on our operating results or financial condition.

     THE PROTECTION OF OUR PROPRIETARY TECHNOLOGY AND INTELLECTUAL PROPERTY IS KEY TO OUR SUCCESS. ScanSoft relies heavily on our proprietary software technology, trade secrets and other intellectual property. Unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. Policing unauthorized use of our products is difficult and we may not be able to protect our technology from unauthorized use. Additionally, our competitors may independently develop technologies that are substantially the same or superior to ours. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States. Although the source code for our proprietary software is protected both as a trade secret and as a copyrighted work, litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Litigation, regardless of the outcome, can be very expensive and can divert management efforts.

     XEROX'S AND SWIB'S STOCKHOLDINGS MAY ENABLE THEM TO INFLUENCE MATTERS REQUIRING STOCKHOLDER APPROVAL. Xerox currently owns approximately 23% of ScanSoft's outstanding common stock and all of ScanSoft's outstanding nonvoting Series B Preferred Stock. In addition, Xerox has the opportunity to acquire additional shares of ScanSoft common stock pursuant to a warrant. Xerox is currently ScanSoft's largest stockholder followed by SWIB, which currently owns approximately 17% of our common stock. Because of their large holdings of our common stock relative to other shareholders, either Xerox, SWIB, or both entities acting together, could have a strong influence over matters requiring approval by ScanSoft's stockholders.

     OUR EARNINGS AND STOCK PRICE HAVE HISTORICALLY BEEN AND MAY CONTINUE TO BE VOLATILE. Due to the factors noted throughout this section, our earnings and stock price have been and may continue to be subject to significant volatility. There have been previous quarters in which we have experienced shortfalls in revenue and earnings from levels expected by securities analysts and investors, which have had an immediate and significant adverse effect on the trading price of our common stock. This may occur again in the future.

     As a result of the risks outlined in this section and other risks, our business, financial condition or operating results could be materially adversely affected. This could cause the trading price of our common stock to decline, and you may lose part or all of your investment.

     We may become subject to additional risks in the future. We will include these risks in future Annual and Quarterly Reports we file with the Securities and Exchange Commission. These reports are incorporated into this prospectus by reference on page 1. If you are making an investment decision after the date of this prospectus and any of these reports have been filed, you should also consult and carefully consider the risk factors and other information in these reports. In addition, you should note that the fact that certain risks are endemic to the industry does not lessen the significance of the risk.

                                USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares covered by this prospectus. We will, however, pay substantially all expenses related to the registration of the shares.

                              SELLING STOCKHOLDERS

     The shares of common stock to be sold by the selling stockholders pursuant to this prospectus represent shares issued and sold to a single institutional investor in a private placement by us pursuant to the Share Purchase Agreement dated as of April 25, 2001, between ScanSoft and the State of Wisconsin Investment Board ("SWIB"). The aggregate number of shares of common stock registered by this Registration Statement that may offered and sold are set out in the table below. All of the shares offered are issued and outstanding as of the date of this prospectus. Because SWIB may sell or distribute all or a portion of the shares at any time and from time to time after the date of this prospectus, we cannot estimate the number of shares of common stock that SWIB may have upon completion of this offering. Other than SWIB's share holdings, SWIB has not had any position, office, or other material relationship within the past three years with ScanSoft or any of its predecessors or affiliates.

                                            NUMBER OF SHARES    NUMBER OF SHARES      NUMBER OF SHARES
                                              BENEFICIALLY       REGISTERED FOR     OWNED AFTER SALE OF
NAME OF SELLING STOCKHOLDER                   OWNED(1)(2)        SALE HEREBY(1)     REGISTERED SHARES(3)
---------------------------                 ----------------    ----------------    --------------------
State of Wisconsin Investment Board.......     8,629,101           4,761,905             3,867,196
                                               ---------           ---------             ---------
     Total................................     8,629,101           4,761,905             3,867,196
                                               =========           =========             =========

---------------
(1) This registration statement also shall cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of ScanSoft's outstanding shares of common stock.

(2) Based upon 50,894,193 shares of common stock outstanding as of May 29, 2001, SWIB currently owns 17% of our outstanding common stock.

(3) The number presented assumes the sale of all of the shares registered hereunder and that SWIB acquires no additional shares of common stock before the completion of the offering. After completion of the offering SWIB will own 7.6% of our outstanding common stock, based upon 50,894,193 shares outstanding on May 29, 2001.

                              PLAN OF DISTRIBUTION

     ScanSoft is registering all 4,761,905 shares of common stock (the "Shares") on behalf of SWIB. All of the Shares were issued by ScanSoft in a private placement transaction pursuant to the terms of the Share Purchase Agreement dated as of April 25, 2001, between ScanSoft and SWIB. ScanSoft will receive no proceeds from this offering. SWIB (the selling stockholder named in the table above) or pledgees, donees, transferees or other successors-in-interest selling shares received from SWIB as a gift or other non-sale-related transfer after the date of this prospectus (collectively, the "Selling Stockholders") may sell the shares from time to time. The Selling Stockholders will act independently of ScanSoft in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Stockholders may effect such transactions by selling the shares to or through broker-dealers. The Shares may be sold by one or more of, or a combination of, the following:

     - a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

     - purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus,

     - an exchange distribution in accordance with the rules of such exchange,

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

     - in privately negotiated transactions.

     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in the resales. In connection with distributions of such shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders may also sell our common stock short and redeliver the shares to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the shares offered hereby, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge such shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of such pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction). In addition, any such shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

     In effecting sales, brokers, dealers or agents engaged by the selling stockholder may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. We will pay all reasonable expenses incident to the registration of the Shares being offered hereby other than any commissions and discounts of underwriters, dealers or agents.

     In order to comply with the securities laws of certain states, if applicable, the Shares being offered hereby must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states such Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and there has been compliance thereof.

     At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

     We have agreed to indemnify the Selling Stockholders and persons controlling the Selling Stockholders against certain liabilities, including liabilities under the Securities Act of 1933. The Selling Stockholders have agreed to indemnify us and certain related persons against certain liabilities, including liabilities under the Securities Act of 1933.

     We have agreed with the Selling Stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) the date on which the Shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) when all of the Shares have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act or any other rule of similar effect.

                                 LEGAL MATTERS

     The validity of the shares offered hereby will be passed upon for ScanSoft by its General Counsel.

                                    EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of ScanSoft, Inc. for the year ended December 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Caere Corporation and subsidiaries as December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                4,761,905 SHARES

                                 SCANSOFT, INC.

                            ------------------------

                                  COMMON STOCK

                            ------------------------
                                   PROSPECTUS
                            ------------------------

                                           , 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 SCANSOFT, INC.

                       REGISTRATION STATEMENT ON FORM S-3

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses payable by the Registrant in connection with the filing of this Registration Statement(1).

Securities and Exchange Commission Filing Fee...............  $ 1,500
Printing and Engraving Expenses.............................  $15,000
Legal Fees and Expenses.....................................  $15,000
Accounting Fees and Expenses................................  $35,000
Blue Sky Fees and Expenses..................................  $   200
Transfer Agent and Registration Fees........................  $ 5,000
Miscellaneous expenses......................................  $ 2,000
          Total.............................................  $73,700

---------------
(1) All of such expenses, other than the filing fee for the Commission, are estimates and are subject to future contingencies.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Certificate of Incorporation of ScanSoft eliminates the liability of directors to ScanSoft for monetary damages for breach of fiduciary duty as a director to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for: (a) breaches of the director's duty of loyalty to ScanSoft or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Such limitation of liability provisions also may not limit a director's liability for violation of, or otherwise relieve ScanSoft or its directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

     ScanSoft's Bylaws provide that ScanSoft shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. ScanSoft believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. ScanSoft's Bylaws also permit ScanSoft to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether ScanSoft would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. ScanSoft currently has secured such insurance on behalf of its officers and directors.

     ScanSoft has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in ScanSoft's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify ScanSoft's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of ScanSoft, arising out of such person's services as a director or officer of ScanSoft, any subsidiary of ScanSoft or any other company or enterprise to which the person provides services at the request of ScanSoft.

ITEM 16.  EXHIBITS

     The following exhibits are filed as part of this Registration Statement:


NUMBER                       EXHIBIT DESCRIPTION
------                       -------------------
 4.1*    Share Purchase Agreement between ScanSoft, Inc. and the
         State of Wisconsin Investment Board, dated as of April 25,
         2001.
 5.1*    Opinion of Counsel as to the validity of the Shares.
23.1*    Consent of Counsel (included in Exhibit 5.1 above).
23.2*    Consent of PricewaterhouseCoopers LLP.
23.3*    Consent of KPMG LLP.



* Previously filed.


ITEM 17.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

             Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on May 30, 2001.

                                          ScanSoft, Inc.

                                          By: /s/ PAUL A. RICCI
                                            ------------------------------------
                                            Paul A. Ricci,
                                            Chairman of the Board, and
                                            Chief Executive Officer
                                            (Principal Executive Officer)

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul A. Ricci, Richard S. Palmer and Gerald C. Kent, Jr., jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-3, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


    Date: August 9, 2001                                                  *
                                               --------------------------------------------------------
                                               Paul A. Ricci, Chief Executive Officer and Chairman of
                                               the Board (Principal Executive Officer)

    Date: August 9, 2001                                                  *
                                               --------------------------------------------------------
                                               Michael K. Tivnan, President, Chief Operating Officer
                                               and Director

    Date: August 9, 2001                                        /s/ RICHARD S. PALMER
                                               --------------------------------------------------------
                                                  Richard S. Palmer, Senior Vice President and Chief
                                                   Financial Officer, (Principal Financial Officer)

    Date: August 9, 2001                                                  *
                                               --------------------------------------------------------
                                               Gerald C. Kent, Jr., Chief Accounting Officer and
                                               Corporate Controller (Principal Accounting Officer)

    Date: August 9, 2001                                                  *
                                               --------------------------------------------------------
                                               J. Larry Smart, Director

    Date: August 9, 2001                                                  *
                                               --------------------------------------------------------
                                               Mark B. Myers, Director

Date: August 9, 2001                                                        *
                                                      ---------------------------------------------------------
                                                      Katharine A. Martin, Director

Date: August 9, 2001                                                        *
                                                      ---------------------------------------------------------
                                                      Robert G. Teresi, Director

Date: August 9, 2001                                                        *
                                                      ---------------------------------------------------------
                                                      Robert J. Frankenberg, Director



* Signed by Richard Palmer as attorney-in-fact

                                 EXHIBIT INDEX


NUMBER                       EXHIBIT DESCRIPTION
------                       -------------------
 4.1*    Share Purchase Agreement between ScanSoft, Inc. and the
         State of Wisconsin Investment Board, dated as of April 25,
         2001.
 5.1*    Opinion of Counsel as to the validity of the Shares.
23.1*    Consent of Counsel (Included in Exhibit 5.1 above)
23.2*    Consent of PricewaterhouseCoopers LLP.
23.3*    Consent of KPMG LLP.



* Previously filed.